                                  EXHIBIT 99.2

                            STATEMENT UNDER OATH FOR
                           PRINCIPAL FINANCIAL OFFICER
                PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT


I, Davinder Sethi, certify that:

         The Annual Report on Form 10-K for the fiscal year ended January 31, 2003 of Entrada Networks, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Annual Report on Form 10-K for the fiscal year ended January 31, 2003 of Entrada Networks, Inc. fairly presents, in all material respects, the financial condition and results of operations of Entrada Networks, Inc.


                                            Subscribed and sworn to
                                            before me this 18th  day of April


    /s/ Davinder Sethi                             Raksha Jobanputra
-------------------------------             ------------------------------
Name:    Davinder Sethi                     Notary Public of New Jersey
Principal Financial Officer
Date:    April 18, 2003                     Seal